Exhibit 1.3

CHEVRON FUNDING CORPORATION

GUARANTEED DEBT SECURITIES

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

CHEVRON FUNDING CORPORATION

GUARANTEED DEBT SECURITIES

UNDERWRITING AGREEMENT STANDARD PROVISIONS

From time to time, Chevron Funding Corporation, a Delaware corporation (the “Company”), may enter into one or more underwriting agreements that provide for the sale of certain debt securities (the “Securities”) guaranteed by Chevron Corporation, a Delaware corporation (“Chevron”), to the purchaser or purchasers named therein (collectively, the “Underwriters”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (the “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this “Agreement.” Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings given them in the Indenture (as hereinafter defined).

The terms governing the issuance and sale of any particular series of Securities shall be as provided in the applicable Underwriting Agreement (with respect to each Underwriting Agreement, such series of Securities are herein referred to as the “Designated Securities”) and in the Indenture (the “Indenture”) dated as of ___________ among the Company, Chevron and ___________, as Trustee (the “Trustee”).

Section 1. Issuance of Designated Securities. Sales of the Designated Securities may be made from time to time to the Underwriters of the Designated Securities. Any firm or firms designated as the representative or representatives, as the case may be, of the Underwriters of the Designated Securities in the Underwriting Agreement relating thereto will act as the representative or representatives (collectively, the “Representatives”). The obligation of the Company to issue and sell any of the Designated Securities, the obligation of Chevron to guarantee any of the Designated Securities and the obligation of any Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. Each Underwriting Agreement shall incorporate by reference a final term sheet (the “Final Term Sheet”), which shall specify the final terms of the Designated Securities, including as applicable the aggregate principal amount of the Designated Securities, the public offering price of the Designated Securities, the purchase price to the Underwriters of the Designated Securities, the names of the Underwriters of the Designated Securities, the names of the Representatives, if any, of such Underwriters, the principal amount of the Designated Securities to be purchased by each Underwriter and the terms of any Delayed Delivery Contract (as hereinafter defined), the date, time and manner of delivery of the Designated Securities and payment therefor and, to the extent not set forth in the Registration Statement or a Preliminary Prospectus (each as hereinafter defined) with respect thereto, the general terms of the Designated Securities. An Underwriting Agreement shall be in writing (which may be in counterparts), and may be evidenced by an exchange of

Underwriting Agreement Standard Provisions

facsimile transmissions or any other transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under each Underwriting Agreement shall be several and not joint.

If the Company and Chevron agree, the Underwriters may solicit offers to purchase the Designated Securities pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) in a form agreed upon by the Company and Chevron. The Underwriters shall be paid their specified commission for Delayed Delivery Contracts upon the full performance of the Delayed Delivery Contracts. If the Delayed Delivery Contracts are invalid or are not fully performed, then the Underwriters shall not be entitled to any compensation for their efforts in securing such Delayed Delivery Contracts.

If the Delayed Delivery Contracts are executed, valid and fully performed, the Designated Securities delivered pursuant to them shall be deducted from the Designated Securities to be purchased by the Underwriters and the aggregate principal amount of Designated Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Designated Securities set forth opposite each Underwriter’s name in the Underwriting Agreement, except to the extent that the Underwriters or the Representatives, as the case may be, determine that such reduction shall be otherwise than in such proportion and so advise the Company and Chevron in writing; provided, however, that the total principal amount of securities to be purchased by all Underwriters shall be the aggregate principal amount set forth in the appropriate schedule thereto, less the aggregate principal amount of Designated Securities to be delivered pursuant to the delayed delivery provisions.

Section 2. Representations and Covenants. The Company and Chevron represent to, and covenant with, each Underwriter that:

(a) A registration statement on Form S-3 (Registration No. ___________), including a prospectus (the “Base Prospectus”) relating to the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with applicable regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), and has become effective under the Act. Such registration statement, as amended as of the Applicable Time specified in the Underwriting Agreement (the “Applicable Time”) and including any prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424 under the Act and deemed to be part of such registration statement pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement.” The Base Prospectus, as supplemented by a prospectus supplement to reflect the final terms of the Designated Securities and the offering thereof, as filed with the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as the “Final Prospectus.” The Base Prospectus, as supplemented by any preliminary prospectus supplement to the Base Prospectus which describes the Designated Securities and the offering thereof and is used prior to the Applicable Time, as filed with the Commission pursuant to Rule 424 under the Act, is hereinafter referred to as a “Preliminary Prospectus.” The Base Prospectus, as supplemented and amended as of the Applicable Time, including without limitation by the Final Term Sheet and the Preliminary Prospectus (if any) used most recently prior to the Applicable Time, is hereinafter referred to as the “Pricing Disclosure Package.” Any reference herein to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents which were filed by Chevron on or prior to the date thereof under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, excluding any documents or portions of such documents which are

Underwriting Agreement Standard Provisions

deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference therein; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date thereof. The term “Effective Date” means with respect to any part of the Registration Statement the date such part becomes effective under the Act.

(b) The Registration Statement conforms, each part of the Registration Statement relating to the Designated Securities (as of its Effective Date) conformed, the Final Prospectus (as of its date and the Closing Date) will conform, and any amendments thereof and supplements thereto relating to the Designated Securities (as of their respective dates) will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied when so filed as to form with the Exchange Act and the rules and regulations thereunder; the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder; the Registration Statement does not, and each part of the Registration Statement relating to the Designated Securities (as of its Effective Date) did not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package (as of the Applicable Time) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Final Prospectus (as of its date and the Closing Date) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither the Company nor Chevron make any representations as to (i) that part of the Registration Statement which shall constitute the Trustee’s Statement of Eligibility and Qualifications (Form T-1) under the Trust Indenture Act or (ii) any statements or omissions in any such document made in reliance upon and in conformity with information furnished to it by or on behalf of any Underwriter for use in connection with the preparation of such document.

(c) As of (i) the time the Registration Statement was filed; (ii) the time of the most recent amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); and (iii) the time it or any person acting on its behalf (within the meaning, for purposes of this clause only, of Rule 163) made any offer of the Designated Securities in reliance on Rule 163, it was a “well-known seasoned issuer,” as such term is defined in Rule 405.

(d) As of the earliest time after the filing of the Registration Statement at which it or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of any Designated Securities, it was not an “ineligible issuer,” as such term is defined in Rule 405.

(e) Other than the Final Term Sheet, without the prior written consent of the Underwriters or the Representatives, as the case may be, it has not made and will not

Underwriting Agreement Standard Provisions

make any offer relating to the Designated Securities that (i) would constitute an “issuer free writing prospectus,” as such term is defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) or (ii) would otherwise constitute a “free writing prospectus” as such term is defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”).

(f) Neither the Final Term Sheet nor any other Issuer Free Writing Prospectus includes any information that conflicts with any information contained in the Registration Statement (other than information that otherwise has been superseded or modified); provided, however, that the foregoing shall not apply to (i) any statements or omissions in any such document made in reliance upon and in conformity with information furnished to it by or on behalf of any Underwriter for use in connection with the preparation of such document or (ii) any free writing prospectus issued by an Underwriter in violation of Section 5(a).

Section 3. Delivery and Payment. Delivery of and payment for the Designated Securities (except for Designated Securities to be delivered under Delayed Delivery Contracts) shall be made at the place, on the date and at the time specified in the Underwriting Agreement (the “Closing Date”), which Closing Date may be postponed by agreement among the Underwriters or the Representatives, as the case may be, the Company and Chevron. Delivery of the Designated Securities shall be made to the Underwriters or, if appropriate, the Representatives for the respective accounts of the Underwriters, in either case, against payment by the Underwriters directly or through the Representatives of the purchase price thereof to or upon the order of the Company by either wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House funds, unless otherwise agreed in the Underwriting Agreement. Unless issued in Global Form, certificates for the Designated Securities shall be registered in such names and in such denominations as the Underwriters or, if appropriate, the Representatives, may request in writing not less than three full business days in advance of the Closing Date. If issued as Global Securities, the Designated Securities shall be issued in the form and registered to the Depository or its order, all as provided in the Indenture.

If so requested by the Underwriters or the Representatives, as the case may be, the Company agrees to have the Designated Securities available for inspection, checking and packaging in New York, New York, at least one business day prior to the Closing Date.

Section 4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Designated Securities for sale to the public upon the terms and conditions set forth in the Pricing Disclosure Package.

Section 5. Agreements. The Company, Chevron and the Underwriters agree that:

(a) The Company and Chevron will cause the Final Term Sheet to be filed pursuant to Rule 433 under the Act. Each Underwriter, severally and not jointly, agrees that without the prior written consent of Chevron and the Company it will not make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as such term is defined in Rule 405) required to be filed by the Company or Chevron with the Commission or retained by the Company or Chevron under Rule 433, other than the Final Term Sheet.

(b) The Company and Chevron will cause the Final Prospectus to be filed pursuant to Rule 424 under the Act and will promptly advise the Underwriters or the

Underwriting Agreement Standard Provisions

Representatives, as the case may be, when the Final Prospectus has been so filed, and prior to the termination of the offering of the Designated Securities will promptly advise such Underwriters or Representatives (i) when any amendment to the Registration Statement has become effective or any further supplement to the Final Prospectus has been filed, (ii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any notice objecting to the use of the Registration Statement; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company or Chevron of any notification with respect to the suspension of the qualification of the Designated Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and Chevron will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company and Chevron will not file any amendment to the Registration Statement or supplement to the prospectus relating to the Designated Securities unless they have furnished the Underwriters or the Representatives, as the case may be, a copy prior to filing and will not file any such proposed amendment or supplement to which such Underwriters or Representatives reasonably object.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424, any event occurs as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and Chevron will promptly notify the Underwriters or the Representatives, as the case may be. If, at any time when a prospectus relating to the Designated Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or any other applicable securities law, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company and Chevron will promptly notify the Underwriters or the Representatives, as the case may be, and will promptly prepare and file with the Commission, subject to paragraph (b) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d) Chevron will make generally available to its security holders and to the Underwriters or the Representatives, as the case may be, as soon as reasonably practicable, an earnings statement (which need not be audited) of Chevron and its consolidated subsidiaries, covering a twelve-month period beginning after the date of the Underwriting Agreement, which will satisfy the provisions of Section 11(a) of the Act (including Rule 158 thereunder).

(e) The Company and Chevron will furnish to the Underwriters or the Representatives, as the case may be, and counsel for such Underwriters or Representatives copies of the Registration Statement (including, if requested, the exhibits thereto and the documents incorporated by reference in the Final Prospectus) and each

Underwriting Agreement Standard Provisions

amendment or supplement thereto relating to the Designated Securities which is thereafter filed pursuant to paragraph (a), (b) or (c) of this Section 5 and to each Underwriter, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or any other applicable securities law, as many copies of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any amendments thereof and supplements thereto, in each case relating to the Designated Securities, as such Underwriters may reasonably request.

(f) The Company and Chevron will pay (i) all expenses incurred by them in the performance of their obligations under this Agreement (including without limitation any Commission filing fees due pursuant to Rule 456(b)), (ii) reasonable fees charged for rating the Designated Securities and for preparing a Blue Sky and Legal Investment Memorandum with respect to the sale of the Designated Securities, and (iii) the expenses of printing or otherwise producing and delivering the Designated Securities, the documents specified in paragraph (e) of this Section 5 and any Blue Sky and Legal Investment Memorandum.

(g) The Company and Chevron will use their best efforts to arrange and pay for the qualification of the Designated Securities for sale under the laws of such jurisdictions as the Underwriters or the Representatives, as the case may be, may designate and to maintain such qualifications in effect so long as required for the distribution of the Designated Securities; provided, however, that the Company and Chevron shall not be required to qualify to do business in any jurisdiction where they are not now qualified or to take any action which would subject them to general or unlimited service of process in any jurisdiction where they are not now so subject.

(h) If the sale of the Designated Securities provided for in an Underwriting Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company or Chevron to perform any agreement on its part to be performed (except for any failure so to perform on the part of the Company or Chevron engendered by a failure, refusal or inability on the part of the Underwriters or any Representatives to perform any agreement on their part to be performed) or the failure of any condition set forth in Section 6, the Company or Chevron will reimburse the several Underwriters who are named in such Underwriting Agreement for all reasonable out-of-pocket disbursements incurred by the Underwriters in connection with their investigation, marketing and preparing to market the Designated Securities, and upon such reimbursement the Company and Chevron shall have no further liability to the Underwriters except as provided in Section 7.

(i) During the period beginning on the date of this Agreement and terminating on the earlier of (i) the Closing Date or (ii) the date of the termination of trading restrictions, if any, with respect to the Designated Securities imposed by any Agreement Among Underwriters, neither the Company nor Chevron will offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Designated Securities covered by this Agreement, without the prior written consent of such Underwriters or Representatives.

(j) If a letter delivered to the Underwriters or the Representatives pursuant to paragraph (f) of Section 6 of this Agreement has attached thereto a copy of unaudited

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interim financial statements for a period ending after the latest financial statements included in the Registration Statement, and if such financial statements have not been publicly disclosed, such Underwriters or Representatives shall keep such attachment in strict confidence and not furnish such attachment to any other Underwriter or to any other person; provided, however, that if an action of the kind referred to in paragraph (a) of Section 7 of this Agreement is commenced against any person who may be entitled to indemnification or contribution under such section, the Underwriters or Representatives may furnish a copy of such attachment to each of the other Underwriters.

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Designated Securities shall be subject to the accuracy of the representations on the part of the Company and Chevron contained herein as of the date hereof and the Closing Date, to the performance by the Company and Chevron of their obligations hereunder and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or threatened as of the Closing Date and no notice objecting to the use of the Registration Statement shall have been issued by the Commission;

(b) Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company and Chevron, shall have furnished to the Underwriters or the Representatives, as the case may be, their opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A;

(c) The Underwriters or the Representatives, as the case may be, shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to such matters as such Underwriters or Representatives may reasonably require;

(d) Chevron shall have furnished to the Underwriters or the Representatives, as the case may be, a certificate, dated the Closing Date, of Chevron, signed by one or more officers of Chevron, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and this Agreement and that:

(1) The representations of Chevron in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Chevron has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date and the Commission has not issued any notice objecting to the use of the Registration Statement; and

(3) Since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition

Underwriting Agreement Standard Provisions

(financial or otherwise) of Chevron and its consolidated subsidiaries, taken as a whole, nor any material increase in the debt of Chevron Corporation and its consolidated subsidiaries, except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus or as described in the certificate.

(e) The Company shall have furnished to the Underwriters or the Representatives, as the case may be, a certificate, dated the Closing Date, of the Company, signed by one or more officers of the Company, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Disclosure Package, the Final Prospectus and this Agreement and that:

(1) The representations of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(2) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, threatened as of such date and the Commission has not issued any notice objecting to the use of the Registration Statement.

(f) The Underwriters or the Representatives, as the case may be, shall have received from PricewaterhouseCoopers LLP a letter, dated the Closing Date, which letter shall be in form as may be agreed upon among such Underwriters or Representatives, Chevron and PricewaterhouseCoopers LLP, and shall cover such matters as may be reasonably requested by such Underwriters or Representatives.

(g) Prior to the Closing Date, the Company and Chevron shall have furnished to the Underwriters or the Representatives, as the case may be, such further information, certificates and documents as they may reasonably request.

(h) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of Chevron and its subsidiaries considered as a whole which the Underwriters or the Representatives, as the case may be, conclude, in their judgment, after consultation with Chevron, materially impairs the investment quality of the Designated Securities so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Final Prospectus.

Section 7. Indemnification and Contribution.

(a) The Company and Chevron agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect

Underwriting Agreement Standard Provisions

thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, in each case relating to the Designated Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as so incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and Chevron will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company or Chevron by or on behalf of any Underwriter through the Underwriters or the Representatives, as the case may be, for use in connection with the preparation thereof or (ii) any free writing prospectus issued by an underwriter in violation of Section 5(a). This indemnity agreement will be in addition to any liability which the Company or Chevron may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company and Chevron, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or Chevron within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and Chevron to each Underwriter, but only with reference to (i) information furnished in writing to the Company or Chevron by or on behalf of such Underwriter directly or through the Underwriters or the Representatives, as the case may be, for use in the preparation of the documents referred to in the foregoing indemnity and (ii) any free writing prospectus issued by an Underwriter in violation of Section 5(a). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified

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party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, Chevron or the Underwriters on grounds of policy or otherwise, the Company, Chevron and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company, Chevron or one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Final Prospectus bears to the public offering price appearing thereon and Chevron and the Company are responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Designated Securities) be responsible for any amount in excess of the underwriting discount applicable to the Designated Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company or Chevron within the meaning of either the Act or the Exchange Act, each officer of the Company or Chevron who shall have signed the Registration Statement and each director of the Company or Chevron shall have the same rights to contribution as the Company and Chevron, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify in writing such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

Section 8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters or the Representatives, as the case may be, by written notice given to the Company and Chevron prior to delivery of and payment for the Designated Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been

Underwriting Agreement Standard Provisions

declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of such Underwriters or Representatives, impracticable to market the Designated Securities.

Section 9. Representations and Indemnities to Survive. The respective agreements, representations, indemnities and other statements of the Company and Chevron, or their officers and of the Underwriters and/or any Representatives set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, Chevron or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(f) and 7 hereof shall survive the termination or cancellation of this Agreement.

Section 10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any Designated Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Designated Securities set forth opposite their names in the appropriate schedule of the Underwriting Agreement bears to the aggregate amount of Designated Securities set forth opposite the names of all the remaining Underwriters) the Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Designated Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the amount of Designated Securities set forth in the appropriate schedule of the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Designated Securities, and if such nondefaulting Underwriters do not purchase all the Designated Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or Chevron. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters or the Representatives, as the case may be, shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or Chevron and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

Section 12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

Underwriting Agreement Standard Provisions

EXHIBIT A

[FORM OF PILLSBURY WINTHROP SHAW PITTMAN LLP OPINION]

[Date]

Underwriter[s]

Gentlemen and Mesdames:

We have acted as counsel to Chevron Corporation, a Delaware corporation (“Chevron”), and Chevron Funding Corporation, a Delaware corporation (the “Company”) in connection with your purchase from the Company of $        ,000,000 in aggregate principal amount of its Guaranteed [Securities] Due ____ (the “Securities”). Such purchase is made pursuant to the Underwriting Agreement dated ______________ (the “Underwriting Agreement”) among the Company, Chevron and [you, the Underwriter[s]] [the underwriters named therein, for whom you are acting as representative[s]]. The Securities are being issued under an Indenture dated as of _________________ (the “Indenture”) among the Company, Chevron and _________________, as trustee (the “Trustee”). This opinion is furnished pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms used but not defined in this opinion have the meanings given them in the Underwriting Agreement.

We have examined executed copies of the Indenture, the Securities, the Underwriting Agreement and the Registration Statement and we have also examined the Pricing Disclosure Package and the Final Prospectus. We have also examined such other documents and certificates of public officials and representatives of the Company and Chevron as we have deemed necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers or authorized representatives of the Company and Chevron and the public filings of Chevron.

We have assumed the genuineness of all signatures and documents submitted to us as originals, that all copies submitted to us conform to the originals, the legal capacity of all natural persons, and as to documents executed by entities other than Chevron or the Company, that each of such entities has the power to enter into and perform its respective obligations thereunder and has complied with any applicable requirement to file returns and pay taxes under the California Franchise Tax Law, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against, each of such entities.

We express no opinion as to the laws of any jurisdiction other than California, New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We assume that none of the parties knows of any agreements, understandings or negotiations among the parties not set forth in the Indenture or the Underwriting Agreement that would modify the terms or the rights and obligations of the parties thereunder. We assume that the execution and delivery by Chevron and the Company of the Indenture and the Underwriting Agreement do not, and the performance by Chevron and the Company of their respective obligations under the Indenture and the Underwriting Agreement will not, conflict with or violate any judgment, order, writ, injunction or decree by which Chevron or the Company is bound or any law (other than the laws of California, New York, the Delaware General Corporation Law and the Federal laws of the United States of America) applicable to Chevron or the Company, the Indenture or the Underwriting Agreement.

Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that:

1. Chevron is validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing to do business in each other state in which its ownership or leasing of properties requires such qualification and in which a consequence of the failure to be so qualified would be materially adverse to the business or financial condition of Chevron and its subsidiaries taken as a whole and possesses the requisite corporate power and authority to own its properties and conduct its business consistent with any description thereof in the Pricing Disclosure Package or the Final Prospectus.

2. The Company is validly existing and in good standing under the laws of the State of Delaware.

3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

4. The Indenture has been duly authorized, executed and delivered by Chevron and the Company and constitutes the valid and binding obligation of Chevron and the Company, enforceable against each in accordance with its terms.

5. The Securities have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms.

6. The Securities will be entitled to the benefits of the Indenture, including the Guarantee set forth in Article Four of the Indenture (the “Guarantee”), and such Guarantee constitutes the valid and binding obligation of Chevron, enforceable in accordance with its terms.

7. The Underwriting Agreement has been duly authorized, executed and delivered by Chevron and the Company.

8. The Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act and the Commission has not issued any notice objecting to the use of the Registration Statement and, except (i) such filings that have been made under the Act or (ii) as may be otherwise indicated in the Pricing Disclosure Package and the Final Prospectus or required by the blue sky or securities laws of jurisdictions in which the Securities are offered or sold, no further authorization, consent, approval of or filing with any Federal or state governmental or regulatory body is required to be obtained or made by Chevron or the Company in connection with the execution, delivery and performance of the terms of the Underwriting Agreement, the Indenture or the Securities or the offer and sale of the Securities as described in the Pricing Disclosure Package and the Final Prospectus; and the execution, delivery and performance of the terms of the Underwriting Agreement, the Indenture and the Securities by Chevron or the Company will not contravene any provision of the Restated Certificate of Incorporation, as amended, or By-Laws of Chevron, the charter documents of the Company, any Federal law or regulation or, to the best of our knowledge, any applicable state law or any material agreement or instrument binding upon Chevron.

9. The Registration Statement and the Final Prospectus comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; the Final Prospectus (as of its date) and each part of the Registration Statement relating to the Securities (as of its Effective Date) complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; each document filed by Chevron under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Final Prospectus complied as to form in all material respects when so filed with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; the statements in the Final Prospectus with respect to the terms of the Indenture and the Securities fairly summarize the terms of such instruments and to the best of our knowledge there are no other agreements or instruments required to be described or referred to in the Registration Statement which have not been described or referred to therein; and while we have not ourselves checked the accuracy or completeness of, or otherwise verified the information furnished in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, we have considered the information required to be furnished therein and have generally reviewed and had discussions with certain officers and employees of Chevron concerning the information so furnished, whether or not subject to our checking and verification, and on the basis of such consideration, review and discussions, but without independent checking or verification, we have no reason to believe that (i) the Registration Statement or the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (ii) the Pricing Disclosure Package (as of the Applicable Time), the Final Prospectus (as of its date) or any part of the Registration Statement relating to the Securities (as of its Effective Date) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; it being understood that with respect to the matters covered by this paragraph 9, we express no opinion as to the financial statements or other financial or numerical data contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus.

The opinions set forth in the foregoing are subject to the following qualifications:

(a) Our opinions in paragraphs 4, 5 and 6 are subject to and limited by: (i) the effect of applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, receivership, conservatorship, arrangement, moratorium or other similar laws affecting or relating to the rights of creditors generally; (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law; (iii) requirements of reasonableness, good faith and fair dealing, and the effect of court decisions invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a borrower, and it cannot be demonstrated that the enforcement of such restrictions or burdens is necessary for the protection of the creditor, or which have held that the creditor’s enforcement of such covenants or provisions under the circumstances would violate the creditor’s covenants of good faith and fair dealing implied under California law, and (iv) the effect of California statutes and rules of law which cannot be waived prospectively by a borrower. With respect to the Guarantee, we note that certain California statutes and cases provide that a surety may be exonerated if the creditor alters the original obligation of the principal without the surety’s consent, elects remedies for default that may impair the surety’s subrogation rights against the principal, or otherwise takes action which materially prejudices the surety, without notification of the surety and opportunity on the part of the surety to cure, unless such rights of the surety are validly waived. While we believe that California courts should hold the waivers of such rights contained in the Guarantee are enforceable, we express no opinion with respect to the effect of any modification of the obligations of the Company which materially increases such obligations, or any election of remedies by the Trustee or the holders of the Securities following the occurrence of a default, or any other action by either the Trustee or the holders of the Securities which materially prejudices Chevron, as guarantor, if such action occurs without notice and opportunity to cure being granted to Chevron, as guarantor. However, in our opinion (x) acceleration of the maturity of the Securities would be available if an Event of Default occurs as a result of non-payment by Chevron of principal of or interest or any premium on the Securities or as a result of a material breach by Chevron of a covenant contained in the Indenture and (y) failure to enforce any such covenant will not render the Indenture or the Guarantee invalid as a whole. Notwithstanding the foregoing, as set forth in our opinion in paragraph 4 above, the waivers and consents in the Guarantee are enforceable under New York law. While there is no decision of the California Supreme Court directly on this point, it is our opinion that the provisions of Section 14.06 of the Indenture selecting New York law as the governing law would be honored by a California court applying California choice of law principles.

(b) Whenever a statement herein is qualified by “known to us”, “to our knowledge” or similar phrase, it indicates that in the course of our representation of Chevron and the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction, including the principal partners of this firm who are familiar with matters relating to Chevron. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of Chevron in other matters in which such attorneys are not involved.

(c) We have assumed the execution and delivery of, and the performance of Chevron’s obligations under, the Guarantee, do not and will not (i) require any authorization or approval by a State governmental body, commission or agency under the laws of any State (except that we make no assumption as to Federal law, the laws of the States of New York and California and the Delaware General Corporation Law) or (ii) violate or conflict with, result in a breach of, or constitute a default under (A) any authorizations or approvals by a State governmental body, commission or agency that may be applicable to Chevron or its properties under the laws of any State other than the laws of the States of New York and California and the Delaware General Corporation Law; (B) any order, decision, judgment or decree that may be applicable to Chevron or the Company or any of its properties or (C) any law (except that we make no assumption as to Federal law, the laws of the States of New York and California and the Delaware General Corporation Law). Subject to the same qualifications as are contained in paragraph (a) of this opinion, we have also assumed that the Guarantee constitutes the valid, legally binding and enforceable agreement of Chevron under all applicable law (except that we make no assumption as to Federal law, the laws of the States of New York and California and the Delaware General Corporation Law).

(d) Our opinions in paragraphs 4 and 6 above with respect to the Guarantee are limited to the laws which, in our experience, are applicable to guarantees.

This opinion is rendered by us as counsel for Chevron and the Company solely for your benefit in connection with the transaction referred to herein and may not be relied upon by you in connection with any other transaction and may not be relied upon by any other person without our prior written consent.

Very truly yours,

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